                                      Registration Statement No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            BHA GROUP HOLDINGS, INC.
            ---------------------------------------------------------
               (Exact name of issuer as specified in its charter)

              Delaware                                                                         43-1416730
----------------------------------------                                        --------------------------------------
(State or other jurisdiction                                                                (I.R.S. Employer
incorporation or organization)                                                             Identification No.)

8800 East 63rd Street, Kansas City, Missouri                                                        64133
----------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                 (Zip Code)

                            BHA GROUP HOLDINGS, INC.
                    AMENDED AND RESTATED INCENTIVE STOCK PLAN
-------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                Stanley D. Biggs
                                    Secretary
                            BHA Group Holdings, Inc.
                              8800 East 63rd Street
                           Kansas City, Missouri 64133
     ----------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (816) 356-8400
    -------------------------------------------------------------------------
          (Telephone number, including area code, of agent of service)

                                 With a copy to:

                          Ralph J. Sutcliffe, Esq.
                          Kronish Lieb Weiner & Hellman LLP
                          1114 Avenue of the Americas
                          New York, New York 10036

                         CALCULATION OF REGISTRATION FEE
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
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                                                Proposed Maximum        Proposed Maximum
Title of Securities           Amount to be      Offering Price Per      Aggregate Offering      Amount of
To be  Registered             Registered        Share (1)               Price (1)               Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                500,000 shares    $21.38                  $10,690,000             $983.48
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the registrant's common stock as reported in on the National Market System of the National Association of Securities Dealers, Inc. Summary Quote System on April 7, 2003.





         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of BHA Group Holdings, Inc. (the
"Registrant") to be issued pursuant to the BHA Group Holdings Inc. Amended and Restated Incentive Stock Plan (the "Plan"). In accordance with Section E of the
General Instructions to Form S-8, the Registration Statements on Form S-8, previously filed with the Commission relating to the Plan (File No. 33-58782, File No. 33-77228, File No. 33-89792 and File No. 333-49799) are incorporated by reference herein.



Item 8.    Exhibits.
           --------

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
         5.1 Opinion of counsel as to legality of the Common Shares covered by this Registration Statement.

         23.1     Consent of KPMG LLP.

         23.2     Consent of counsel (included within Exhibit 5.1).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on this 8th day of April, 2003.

                                     BHA GROUP HOLDINGS, INC.

                                     By:      /s/James E. Lund
                                         -----------------------------
                                         James E. Lund
                                         Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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
SIGNATURE                                               TITLE                                       DATE
---------                                               -----                                       ----
Principal Executive Officer:                            Chairman of the Board and         April 8, 2003
                                                        Director
  /s/Lamson Rheinfrank, Jr.
-------------------------------------------
       Lamson Rheinfrank, Jr.

Principal Executive Officer:                            Chief Executive Officer,          April 8, 2003
                                                        President and Director
  /s/ James E. Lund
-------------------------------------------
        James E. Lund

Principal Financial and Accounting Officer:             Senior Vice President and         April 8, 2003
                                                        Chief Financial Officer
  /s/ James C. Shay
-------------------------------------------
        James C. Shay

Other Directors:

                                                        Director                          April 8, 2003
  /s/James J. Thome
-------------------------------------------
        James J. Thome
                                                        Director                          April 1, 2003
  /s/Don H. Alexander
-------------------------------------------
        Don H. Alexander
                                                        Director                          April 8, 2003
  /s/Robert D. Freeland
-------------------------------------------
        Robert D. Freeland
                                                        Director                          April 8, 2003
  /s/Thomas A. McDonnell
-------------------------------------------
        Thomas A. McDonnell

                                  EXHIBIT INDEX

         5.1 Opinion of counsel as to legality of the Common Shares covered by this Registration Statement.

         23.1     Consent of KPMG LLP.

         23.2     Consent of counsel (included within Exhibit 5.1).